As  filed  with  the  Securities  and  Exchange  Commission  on  April  5,  2006
-------------------------------------------------------------------------------

                               FILE NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ALLSTATE LIFE INSURANCE COMPANY
                           (Exact Name of Registrant)


                 ILLINOIS                    36-2554642
      (State or Other Jurisdiction of      (I.R.S. Employer
       Incorporation or Organization)      Identification Number)


                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-5000

            (Address and Phone Number of Principal Executive Office)


                               MICHAEL J. VELOTTA
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                         ALLSTATE LIFE INSURANCE COMPANY
                          3100 SANDERS ROAD, SUITE J5B
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-5000

       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:

                            CHARLES M. SMITH, ESQUIRE
                         ALLSTATE LIFE INSURANCE COMPANY
                          3100 SANDERS ROAD, SUITE J5B
                              NORTHBROOK, IL 60062


Approximate date of commencement of proposed sale to the public: The annuity contracts and interests thereunder covered by this registration statement are to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/


CALCULATION OF REGISTRATION FEE

-------------------------------- --------------------- -------------------------- ------------------------------- -----------------
Title of securities to be          Amount to be       Proposed maximum           Proposed maximum              Amount of
registered                         registered(1)      offering price per unit    aggregate offering price(1)   registration fee(3)
------------------------------ ---------------------- -------------------------- ----------------------------- -----------------
Deferred annuity contracts         $300,000,000              (2)                    $300,000,000                    $32,100
and participating interests
therein
-------------------------------- ---------------------- -------------------------- ------------------------------ -----------------

(1) Estimated solely for purpose of determining the registration fee.

(2) The Contract does not provide for a predetermined amount or number of units.

(3) Of the $300,000,000 of units of interest under deferred annuity contracts previously registered under Registration Statement No. 333-119706, $51,767,115 for which a filing fee was previously paid, are being carried forward pursuant to Rule 429.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.


                           EXPLANATORY NOTE

Registrant is filing this registration statement for the following purposes: (1) to register additional interests under a deferred annuity contract previously described in the prospectus contained in Registrant's Form S-3 registration statement (File No. 333-119706); and (2) to generally update the disclosure contained in the Registration Statement.

ALLSTATE(R) TREASURY-LINKED ANNUITY PLUS

ALLSTATE LIFE INSURANCE COMPANY
STREET ADDRESS: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142
MAILING ADDRESS: P.O. BOX 80469, LINCOLN, NE 68501-0469
TELEPHONE NUMBER: 1-800-203-0068
FAX NUMBER: 1-866-628-1006                         PROSPECTUS DATED MAY 1, 2006

  ------------------------------------------------------------------------------
Allstate Life Insurance Company ("ALLSTATE LIFE") is offering the Allstate(R) Treasury-Linked Annuity Plus, a group and individual single premium deferred annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contracts are available through Allstate Distributors, L.L.C., the principal underwriter for the Contracts.


                    THE SECURITIES AND EXCHANGE COMMISSION ("SEC") HAS NOT
                    APPROVED OR DISAPPROVED THE SECURITIES DESCRIBED IN THIS
                    PROSPECTUS, NOR HAS IT PASSED ON THE ACCURACY OR THE
                    ADEQUACY OF THIS PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE
                    IS COMMITTING A FEDERAL CRIME.

                    THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS
                    THAT HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
                    INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
                    CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED
    IMPORTANT       BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY.
                    INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
     NOTICES        INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                    THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY
                    JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE
                    MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION
                    OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS
                    PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                    THE CONTRACTS ARE NOT FDIC INSURED.

                    THE CONTRACTS MAY NOT BE AVAILABLE IN ALL STATES.





                                 1  PROSPECTUS

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                        PAGE

--------------------------------------------------------------------------------
OVERVIEW
--------------------------------------------------------------------------------
  Important Terms                                                       3
--------------------------------------------------------------------------------
  The Contract At A Glance                                              4
--------------------------------------------------------------------------------
  How the Contract Works                                                5
--------------------------------------------------------------------------------
CONTRACT FEATURES
--------------------------------------------------------------------------------
  The Contract                                                          6
--------------------------------------------------------------------------------
  Purchase Payments                                                     7
--------------------------------------------------------------------------------
  Contract Value                                                        7
--------------------------------------------------------------------------------
  Guarantee Periods                                                     7
--------------------------------------------------------------------------------
  Expenses                                                              11
--------------------------------------------------------------------------------
  Access To Your Money                                                  13
--------------------------------------------------------------------------------

                                                                        PAGE

--------------------------------------------------------------------------------
  Income Payments                                                       14
--------------------------------------------------------------------------------
  Death Proceeds                                                        15
--------------------------------------------------------------------------------
OTHER INFORMATION
--------------------------------------------------------------------------------
  More Information                                                      17
--------------------------------------------------------------------------------
     Allstate Life                                                      17
--------------------------------------------------------------------------------
     The Contract                                                       17
--------------------------------------------------------------------------------
     Annuities Held Within A Qualified Plan                             18
--------------------------------------------------------------------------------
     Legal Matters                                                      18
--------------------------------------------------------------------------------
  Taxes                                                                 19
--------------------------------------------------------------------------------
  Annual Reports and Other Documents                                    25
--------------------------------------------------------------------------------
  Appendix A - Market Value Adjustment                                  26
--------------------------------------------------------------------------------



                                 2  PROSPECTUS

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms with which you may not be familiar. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in bolded text.


                                                                        PAGE
--------------------------------------------------------------------------------
Accumulation Phase                                                      5
--------------------------------------------------------------------------------
Adjusted Withdrawal Request Amount                                      13
--------------------------------------------------------------------------------
Allstate Life ("We")                                                    17
--------------------------------------------------------------------------------
Annuitant                                                               6
--------------------------------------------------------------------------------
Beneficiary                                                             6
--------------------------------------------------------------------------------
Bonus Rate                                                              8
--------------------------------------------------------------------------------
Bonus Rate Specified Amount                                             8
--------------------------------------------------------------------------------
*Contract                                                               6
--------------------------------------------------------------------------------
Contract Owner ("You")                                                  6
--------------------------------------------------------------------------------
Contract Value                                                          7
--------------------------------------------------------------------------------
Death Proceeds                                                          15
--------------------------------------------------------------------------------
Due Proof of Death                                                      15
--------------------------------------------------------------------------------
Free Withdrawal Amount                                                  11
--------------------------------------------------------------------------------
Guarantee Period Accounts                                               7
--------------------------------------------------------------------------------
Income Plans                                                            14
--------------------------------------------------------------------------------

                                                                        PAGE
--------------------------------------------------------------------------------
Interest Enhancement                                                    8
--------------------------------------------------------------------------------
Issue Date                                                              5
--------------------------------------------------------------------------------
Market Value Adjustment                                                 9
--------------------------------------------------------------------------------
New Account Start Date                                                  9
--------------------------------------------------------------------------------
Payout Phase                                                            5
--------------------------------------------------------------------------------
Payout Start Date                                                       14
--------------------------------------------------------------------------------
Tax Qualified Contracts                                                 21
--------------------------------------------------------------------------------
Treasury Rate                                                           8
--------------------------------------------------------------------------------
Treasury Participation Rate                                             8
--------------------------------------------------------------------------------
Trial Examination Period                                                4
--------------------------------------------------------------------------------
SEC                                                                     1
--------------------------------------------------------------------------------
Systematic Withdrawal Program                                           13
--------------------------------------------------------------------------------
Window Period                                                           4
--------------------------------------------------------------------------------
Withdrawal Request Amount                                               13
--------------------------------------------------------------------------------




*
   In certain states a Contract is available only as a group Contract. In these states we issued you a certificate that represents your ownership and summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates unless the context requires otherwise.


                                 3  PROSPECTUS

THE CONTRACT AT A GLANCE
--------------------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.


PURCHASE PAYMENT        You can purchase a Contract with as little as $10,000.

                        We reserve the right to accept a lesser purchase
                        payment amount for the Contract. We may limit the
                        amount of the purchase payment to a maximum of
                        $1,000,000. You cannot make any additional purchase
                        payments at any time.
-------------------------------------------------------------------------------
TRIAL EXAMINATION       You may cancel your Contract within 20 days of receipt
PERIOD                  or any longer period as your state may require ("TRIAL
                        EXAMINATION PERIOD"). Upon cancellation, we will return
                        your purchase payment less any withdrawals to you. See
                        "Right to Cancel" for details.
-------------------------------------------------------------------------------
EXPENSES                You will bear the following expenses:

                        .Withdrawal charges ranging from 0%-9% of amounts
                          withdrawn (with certain exceptions).

                        .A MARKET VALUE ADJUSTMENT (which can be positive or
                          negative) for withdrawals except those taken during the 45 day window period ("WINDOW PERIOD") following the end of a Guarantee Period.

                        . State premium tax (if your state imposes one).
-------------------------------------------------------------------------------
SYSTEMATIC WITHDRAWAL   You may choose to receive systematic withdrawal
PROGRAM                 payments on a monthly, quarterly, semi-annual, or
                        annual basis.

-------------------------------------------------------------------------------
INCOME PAYMENTS         The Contract offers three income payment plans:

                        .life income with or without guaranteed payment
                          period;

                        .a joint and survivor life income with or without
                          guaranteed payment period; or

                        . guaranteed payment period (5 to 50 years)
-------------------------------------------------------------------------------
DEATH PROCEEDS          If you or the ANNUITANT (if the Contract Owner is a
                        non-living person) dies before the PAYOUT START DATE,
                        we will pay benefits as described in the Contract.
-------------------------------------------------------------------------------
WITHDRAWALS             You may withdraw some or all of your Contract value
                        ("CONTRACT VALUE") at any time prior to the Payout
                        Start Date. A withdrawal charge and/or a Market Value
                        Adjustment may apply. For federal income tax purposes,
                        distributions or withdrawals taken prior to the Payout
                        Start Date are generally considered to come from the
                        earnings in the Contract first. If the Contract is
                        tax-qualified, generally all withdrawals are treated as
                        distributions of earnings. Withdrawals of earnings are
                        taxed as ordinary income and, if taken prior to age
                        59 1/2, may be subject to an additional 10% federal tax
                        penalty.
-------------------------------------------------------------------------------





                                 4  PROSPECTUS

HOW THE CONTRACT WORKS
--------------------------------------------------------------------------------

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the "CONTRACT OWNER") save for retirement because you can invest in the Contract and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the "PAYOUT START DATE," which is the date we apply your money to provide income payments. During the Accumulation Phase, you allocate your purchase payment to a Guarantee Period Account. You will earn a fixed rate of interest that we declare periodically.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years by selecting one of the income payment options (we call these "INCOME PLANS") described at "Income Payments - Income Plans." You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last income payment required by the Income Plan you select. During the Payout Phase we guarantee the amount of your payments, which will remain fixed. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.


Issue                                           Payout Start
Date            Accumulation Phase                  Date                 Payout Phase
------------------------------------------------------------------------------------------------------------>
You buy    You save for retirement              You elect to receive    You can receive    Or you can receive
a Contract                                      income payments         income payments    income payments
                                                                        for a set period   for life


As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date we will pay DEATH PROCEEDS to any surviving Contract Owner or, if there is none, to your Beneficiary. (See "Death Proceeds.")

Please call us at 1-800-203-0068 if you have any questions about how the Contract works.


                                 5  PROSPECTUS

THE CONTRACT
--------------------------------------------------------------------------------


CONTRACT OWNER
The Allstate(R) Treasury-Linked Annuity Plus is a contract between you, the Contract Owner, and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

.. the amount and timing of your withdrawals,

.. the programs you want to use to withdraw money,

.. the income payment plan you want to use to receive retirement income,

.. the Annuitant (either yourself or someone else) on whose life the income payments will be based,

.. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, and

.. any other rights that the Contract provides.

If you die, any surviving Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

The Contract cannot be jointly owned by both a non-living person and a living
person.   The age of the oldest Contract Owner cannot exceed 90 as of the date we receive the completed application.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued as an IRA, 403(b), or with a qualified plan.

Except for certain Qualified Contracts, you may change the Contract Owner at any time by written notice in a form satisfactory to us. Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent information in our files. We will provide a change of ownership form to be signed by you and filed with us. Once we accept your change request, any change will be effective on the date you sign the written request. We will not be liable for any payment we make or other action we take before accepting any written request from you. Accordingly, if you wish to change the Contract Owner, you should deliver your written request to us promptly. Each change is subject to any payment we make or other action we take before we accept it.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.


ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). The Contract requires that there be an Annuitant at all times during the Accumulation Phase and on the Payout Start Date. The Annuitant must be a living person. The Annuitant may not be older than 90 as of the date we receive the completed application.

You initially designate an Annuitant in your application. You (or the youngest Contract Owner if there is more than one) will be the Annuitant unless a different person is named. If the Contract Owner is a living person, you may change the Annuitant at any time prior to the Payout Start Date in a form satisfactory to us.

Once we accept your change request, any change will be effective on the date you sign the written request. We are not liable for any payment we make or other action we take before accepting any written request from you.

If you select Income Plan 2, you may designate a joint Annuitant, who is a second person on whose life income payments depend. A joint Annuitant designation is effective only on the Payout Start Date and remains effective thereafter.


BENEFICIARY
You may name one or more primary and contingent Beneficiaries when you apply for a Contract. The primary Beneficiary is the person who may, in accordance with the terms of the Contract, elect to receive the Death Proceeds or become the new Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies on or after the Payout Start Date, the primary Beneficiary will receive any guaranteed income payments scheduled to continue. A contingent Beneficiary is the person selected by the Contract Owner who will exercise the rights of the primary Beneficiary if all named primary Beneficiaries die before the death of the sole surviving Contract Owner.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary request form to be signed by you and filed with us. Until we receive your written request to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. Once we accept your change request, any change will be effective on the date you sign the written request. We are not liable for any payment we make or other action we take before accepting any written request from you. Accordingly, if you wish to change your Beneficiary, you should deliver your written request to us promptly.

If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if no named


                                 6  PROSPECTUS

Beneficiary is living when the sole surviving Contract Owner dies, the new Beneficiary will be:

.. your spouse, or if he or she is no longer alive,

.. your surviving children equally, or if you have no surviving children,

.. your estate.

Children, as used in this prospectus, are natural and adopted children only, either minor or adult.

If more than one Beneficiary survives you, we will divide the Death Proceeds among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions in a form satisfactory to us, we will pay the Death Proceeds in equal amounts to the surviving Beneficiaries. If there is more than one Beneficiary in a class (e.g., more than one primary Beneficiary) and one of the Beneficiaries predeceases the Contract Owner, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.

For purposes of the Contract, in determining whether a living person, including a Contract Owner, primary Beneficiary, contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including a Contract Owner, primary Beneficiary, contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours.
 Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.


MODIFICATION OF THE CONTRACT
Only an officer of Allstate Life may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law or except as otherwise permitted in the Contract. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT
No Contract Owner has a right to assign any interest in a Contract as collateral or security for a loan, and we will not honor an assignment of an interest in a Contract as collateral or security for a loan. However, you may otherwise assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until you sign and file it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


PURCHASE PAYMENT
This is a single premium annuity which allows for only one purchase payment. Your purchase payment must be at least $10,000. The maximum amount of the purchase payment we will accept for the Contract without our prior approval is $1,000,000. We reserve the right to reject any application or waive this limitation in our sole discretion.

Your purchase payment becomes part of our general account, which supports our insurance and annuity obligations. The general account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the general account, subject to applicable law. You do not share in the investment experience of the general account.


CONTRACT VALUE
Your Contract Value at any time during the Accumulation Phase is equal to the amount of the purchase payment;

.. plus credited interest and any INTEREST ENHANCEMENTS to the GUARANTEE PERIOD
  ACCOUNT;

.. less withdrawals of the purchase payment and/or less withdrawals of interest;
  and

.. if any such withdrawal is a Net Withdrawal (see "Access to Your Money"),

  . any applicable Withdrawal Charge and taxes imposed for such withdrawal also will be deducted from the Contract Value; and

  . the withdrawal will be subject to a Market Value Adjustment, which may decrease or increase the Contract Value.

Under a Gross Withdrawal, a negative Market Value Adjustment and deductions for withdrawal charges and taxes are deducted from the Contract Value, while a positive Market Value Adjustment is added to the Contract Value. See "Access to Your Money".


RIGHT TO CANCEL
You may cancel your Contract within the Trial Examination Period, which is the 20-day period following receipt of your Contract, or such longer period that your state may require. You may cancel the Contract by delivering it or mailing it to us. If you exercise this right to cancel, the Contract (and if applicable, your Contract purchased as an IRA) terminates and we will return your purchase payment, less any withdrawals, to you.


GUARANTEE PERIODS
Your Contract Value allocated to a Guarantee Period will earn interest at a specified rate that we guarantee. We offer a Guarantee Period of 5 years in length. A new Guarantee Period Account is established when:


.. you make your original purchase payment; and


                                  7 PROSPECTUS

.. the Contract Value of an expiring Guarantee Period is applied to establish a new Guarantee Period Account.


INTEREST RATES
We will tell you what interest rates we are offering at a particular time. We will not change the interest rate that we credit to a Guarantee Period Account until it expires. The rates we quote will fluctuate from time to time and will vary depending upon the date a Guarantee Period Account begins. We have no specific formula for determining the annualized effective interest rate that we will declare initially or in the future. We will set interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, sales commissions and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your financial representative or Allstate Life at 1-800-203-0068.

From time to time we may offer an increase in the annualized effective interest rate ("BONUS RATE") that we will apply to a new Guarantee Period Account. For the Bonus Rate to apply, your Contract Value must equal or exceed a specified amount ("BONUS RATE SPECIFIED AMOUNT") on the date the Guarantee Period Account is established and on the day after:

.. the Trial Examination Period ends; or

.. the Window Period ends.

Once the Trial Examination Period or the Window Period ends (as applicable), we will apply the Bonus Rate retroactively from the beginning of the applicable Guarantee Period.

The Bonus Rate that applies to a new Guarantee Period Account will not change until the Guarantee Period Account expires. Bonus Rates and Bonus Rate Specified Amounts will fluctuate from time to time and will vary depending upon the date a Guarantee Period Account begins.

We declare Bonus Rates and Bonus Rate Specified Amounts in our sole discretion. We can neither predict nor guarantee what those Bonus Rates or Bonus Rate Specified Amounts will be, or whether we will declare Bonus Rates in the future. For current Bonus Rate and Bonus Rate Specified Amount information, please contact your financial representative or Allstate Life at 1-800-203-0068.


TREASURY RATE
The TREASURY RATE is the U.S. Treasury Constant Maturity 5 Year yield as most recently available to us in Federal Reserve Board Statistical Release H.15. If such yield ceases to be available in Federal Reserve Board Statistical Release H.15, then we will use an alternate source for such information at our discretion. In addition, if the calculation of the U.S. Treasury Constant Maturity 5 Year yield is changed substantially or is eliminated, then we will use an alternate yield at our discretion.


INTEREST ENHANCEMENT
We calculate the INTEREST ENHANCEMENT by comparing the Treasury Rate on a Contract anniversary ("CONTRACT ANNIVERSARY") to the Treasury Rate on the date the Guarantee Period Account was established.

The Interest Enhancement for a "Contract Year", which we measure from the Issue Date, is determined from the following, where:

TRA = the Treasury Rate on the Contract Anniversary;

TRE = the Treasury Rate on the date the Guarantee Period Account was established; and

TPR = the Treasury Participation Rate, described below.

The Interest Enhancement is determined from the following formula:

      (TRA - TRE) x TPR

If the Interest Enhancement is positive, then the amount of the Interest Enhancement will be added to the annualized effective interest rate for the following Contract Year. If the Interest Enhancement is not positive, then the Interest Enhancement will equal 0%.

An Interest Enhancement will not apply during the first year of a Guarantee Period Account.

The TREASURY PARTICIPATION RATE is the percentage of the change in the Treasury Rate used to calculate the Interest Enhancement for a Contract Year. The Treasury Participation Rate will vary from time to time. Allstate sets the Treasury Participation Rate in its sole discretion based on a variety of factors, such as its investment returns, regulatory and tax requirements, sales commissions and administrative expenses, general economic trends, and competitive factors. The initial Treasury Participation Rate applicable to the first 5 year Guarantee Period will appear on the Contract data page. At the end of each 5 year Guarantee Period, we will send the Contract Owner a renewal notice that will include the Trasury Participation Rate applicable to the 5 year renewal Guarantee Period. The Treasury Participation Rate for a Guarantee Period Account will remain the same throughout the term length of that Guarantee Period Account. For further information about available Treasury Participation Rates, please check with your financial representative.


HOW WE CREDIT INTEREST
We will credit interest to your purchase payment beginning on the Issue Date. The interest credited to the initial Guarantee Period Account will depend on the annualized effective interest rate we declared when your purchase payment was applied to a Guarantee Period



                                 8  PROSPECTUS

Account. Interest will be credited to a renewed Guarantee Period Account at the annualized effective interest rate declared by us at our discretion, from the day immediately following the day the prior Guarantee Period Account expires ("NEW ACCOUNT START DATE"). Interest will be credited daily at a rate which compounds over each year to such annualized effective interest rate. Your annualized effective interest rate includes Bonus Rates and Interest Enhancements, if applicable.

The following example illustrates how a $10,000 purchase payment would grow, if allocated to a 5 year Guarantee Period, crediting a hypothetical 4.50% annualized effective interest rate:

Purchase Payment                            $10,000
Guarantee Period                              5year
Annualized Effective Interest Rate             4.50%


                               END OF CONTRACT YEAR
                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract
 Value................  $10,000.00
 X (1 + Annual
 Interest Rate)              1.045
                        ----------
                        $10,450.00
Contract Value at end
 of Contract Year.....              $10,450.00
 X (1 + Annual
 Interest Rate)                          1.045
                                    ----------
                                    $10,920.25
Contract Value at end
 of Contract Year.....                          $10,920.25
 X (1 + Annual
 Interest Rate)                                      1.045
                                                ----------
                                                $11,411.66
Contract Value at end
 of Contract Year.....                                      $11,411.66
 X (1 + Annual
 Interest Rate)                                                  1.045
                                                            ----------
                                                            $11,925.19
Contract Value at end
 of Contract Year.....                                                   $11,925.19
 X (1 + Annual
 Interest Rate)                                                               1.045
                                                                        -----------
                                                                         $12,461.82


The example above assumes no Interest Enhancement and also assumes that no withdrawals were made during the entire 5 year example period shown. If you were to make a partial withdrawal, you may be required to pay a withdrawal charge (see "Withdrawal Charge"). In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in Treasury Rates since the time you invested the amount withdrawn (see "Market Value Adjustment"). The hypothetical annualized effective interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above.

RENEWALS. At the end of each Guarantee Period, we will mail you a notice informing you of the options available to you for the expiring Guarantee Period Account. During the Window Period, you may either:

1) apply the Contract Value to a new Guarantee Period Account. The new Guarantee Period Account will begin on the New Account Start Date at the annualized effective interest rate we declared for the new Guarantee Period Account; or

2) withdraw all or a portion of your money without incurring a withdrawal charge or a Market Value Adjustment.

If we do not receive an election from you within the Window Period, a new Guarantee Period Account is automatically established at the annualized effective interest rate declared for the new Guarantee Period Account.

If you choose to make a withdrawal from an expiring Guarantee Period Account during the Window Period and we receive your request on or before the New Account Start Date, then the withdrawal will be deemed to have occurred on the New Account Start Date. If we receive your request to make a withdrawal during the Window Period, then the withdrawal will be made on the day we process your withdrawal request and the amount withdrawn will earn interest, at the annualized effective rate of interest declared for the new Guarantee Period Account, for the period beginning on the New Account Start Date and ending on the day your withdrawal is processed. Any remaining balance not withdrawn will earn interest for the term of the new Guarantee Period Account at the annualized effective interest rate declared for such account.


MARKET VALUE ADJUSTMENT
Withdrawals, unless expressly exempted, may be subject to a Market Value Adjustment.

Market Value Adjustments will not be made to the following withdrawals:


                                 9  PROSPECTUS

.. withdrawals you make to satisfy IRS minimum distribution rules for the Contract;

.. withdrawals made within the FREE WITHDRAWAL AMOUNT, described under "Expenses" below;

.. withdrawals made during the Window Period;

.. amounts paid during the Payout Phase; or

.. amounts paid as Death Proceeds in a lump sum.

We apply the Market Value Adjustment to reflect changes in Treasury Rates from the date a Guarantee Period Account was established to the time you make the withdrawal.

We calculate the Market Value Adjustment by comparing the Treasury Rate for the week prior to the date the Guarantee Period Account begins to the Treasury Rate for the week prior to the date we receive your withdrawal request.

The Market Value Adjustment may be positive or negative, depending on changes in the Treasury Rate. As a result, you bear the investment risk associated with changes in the Treasury Rate. If the Treasury Rate increases significantly from the time the Guarantee Period Account began, the Market Value Adjustment, any applicable withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than your purchase payment or less than the beginning value of your Guarantee Period Account.

Generally, if the Treasury Rate at the beginning of the Guarantee Period Account is lower than the current Treasury Rate upon withdrawal, then the Market Value Adjustment will result in a lower amount payable to you. Conversely, if the Treasury Rate at the beginning of the Guarantee Period Account is higher than the current Treasury Rate, then the Market Value Adjustment will result in a higher amount payable to you.

For example, assume that you purchase a Contract and the Treasury Rate on the day you purchase the Contract is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal in excess of the Free Withdrawal Amount. If, at that later time, the Treasury Rate is 4.00%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the Treasury Rate is 5.00%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The Market Value Adjustment also depends upon the amount of time remaining prior to the expiration of the current Guarantee Period Account. The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

For a "GROSS WITHDRAWAL" the Market Value Adjustment equals a Market Value Adjustment Factor multiplied by the amount by which your "Withdrawal Request Amount" exceeds the "Free Withdrawal Amount" for the Guarantee Period Account.

For a "Net Withdrawal" the Market Value Adjustment is calculated such that you receive the full Withdrawal Request Amount. The calculation of the Market Value Adjustment takes into consideration your Withdrawal Request Amount, the Free Withdrawal Amount, "Withdrawal Charges", and taxes.

See below for definitions of "Gross Withdrawal", "Withdrawal Request Amount", "Free Withdrawal Amount", "Net Withdrawal", and "Withdrawal Charges".


                                 10  PROSPECTUS

EXPENSES
--------------------------------------------------------------------------------

As a Contract Owner, you will bear the charges and expenses described below.


WITHDRAWAL CHARGE
We may assess a withdrawal charge on withdrawals from the Contract during the Accumulation Phase. However, each Contract Year you may withdraw up to the "FREE WITHDRAWAL AMOUNT" without paying a withdrawal charge. The Free Withdrawal Amount in a Contract Year is equal to 10% of the Contract Value immediately before you make the first withdrawal in that Contract Year. Unused portions of this 10% Free Withdrawal Amount are not carried forward to future Contract Years.

The withdrawal charge is as follows:

        NUMBER OF COMPLETE
          CONTRACT YEARS              WITHDRAWAL CHARGE:
        SINCE ISSUE DATE:             ------------------
        -----------------
                0                             9%
                1                             8%
                2                             8%
                3                             7%
                4                             6%
                5                             5%
                6                             4%
                7                             3%
                8                             2%
                9                             1%
               10+                            0%


The withdrawal charge is determined by multiplying the Withdrawal Charge Percentage corresponding to the number of complete Contract Years in the table above by the amount of each Withdrawal Request Amount (for a "Gross Withdrawal") or Adjusted Withdrawal Request Amount (for a "Net Withdrawal") that exceeds the Free Withdrawal Amount.

If you make a withdrawal before the Payout Start Date, we will apply the withdrawal percentage in effect on the date of the withdrawal or the withdrawal percentage in effect on the following day, whichever is lower. We will deduct applicable withdrawal charges from the amount of your withdrawal request and/or the Contract Value. See Access to Your Money for more details.

For federal income tax purposes, earnings under your Contract are considered to come out first. This means you pay taxes on your withdrawal to the extent of any earnings in the Contract.

We do not apply a withdrawal charge in the following situations:

.. withdrawals taken during the 45 day Window Period;

.. withdrawals taken to satisfy IRS minimum distribution rules for the Contract;

.. withdrawals that qualify for a waiver.

 We use the amounts obtained from the withdrawal charge to recover the cost of sales commissions and other promotional or distribution expenses associated with marketing the Contracts.

Withdrawals may be subject to income tax withholding and penalties, and Market Value Adjustments. You should consult your own tax counsel or other tax advisers regarding any withdrawals.


CONFINEMENT WAIVER. We will waive the withdrawal charge on any applicable withdrawal taken under your Contract if the following conditions are satisfied:

1. you or the Annuitant, if the Contract Owner is not a living person, are first confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date,

2. we receive your request for withdrawal and Due Proof of confinement no later than 90 days following the end of your or the Annuitant's confinement at the long term care facility or hospital, and

3. a physician must have prescribed the confinement and the confinement must be medically necessary (as defined in the Contract).

"DUE PROOF" includes, but is not limited to, a letter signed by a physician stating the dates the Owner or Annuitant was confined, the name and location of the Long Term Care Facility or Hospital, a statement that the confinement was medically necessary, and, if released, the date the Owner or Annuitant was released from the Long Term Care Facility or Hospital.


TERMINAL ILLNESS WAIVER. We will waive the withdrawal charge on any applicable withdrawal under your Contract if:

1. you or the Annuitant, if the Contract Owner is not a living person, are diagnosed by a physician as having a terminal illness (as defined in the Contract) at least 30 days after the Issue Date, and

2. you provide Due Proof of diagnosis to us before or at the time you request the withdrawal.

"DUE PROOF" includes, but is not limited to, a letter signed by a physician stating that the Owner or Annuitant has a Terminal Illness and the date the Terminal Illness was first diagnosed.


UNEMPLOYMENT WAIVER. We will waive the withdrawal charge on one partial or a full withdrawal taken under your Contract, if you meet the following requirements:

1. you or the Annuitant, if the Contract Owner is not a living person, become unemployed at least one year after the Issue Date,


                                 11  PROSPECTUS

2. you or the Annuitant receive Unemployment Compensation for at least 30 consecutive days as a result of that unemployment, and

3. you or the Annuitant claim this benefit within 180 days of your or the Annuitant's initial receipt of Unemployment Compensation.

Before we will waive any withdrawal charges, you must give us Due Proof prior to, or at the time of, the withdrawal request, that you or the Annuitant have been unemployed and have been granted Unemployment Compensation for at least 30 consecutive days.

"UNEMPLOYMENT COMPENSATION" means unemployment compensation received from a unit of state or federal government in the U.S. "DUE PROOF" includes, but is not limited to, a legible photocopy of an unemployment compensation payment that meets the above described criteria with regard to dates and a signed letter from you stating that you or the Annuitant meet the above described criteria.

You may exercise this benefit once over the term of the Contract. Amounts withdrawn may be subject to Market Value Adjustments.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not pay a withdrawal charge because of these waivers, a Market Value Adjustment may apply and you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.


PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death.

We may, sometime in the future, discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, we deduct the charge for premium taxes from the total Contract Value before applying the Contract Value to an Income Plan.


                                 12  PROSPECTUS

ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can withdraw some or all of your money at any time prior to the Payout Start Date. You may not make any withdrawals or surrender your Contract once the Payout Phase has begun.

The minimum you may withdraw is $250. If the amount you withdraw reduces the Contract Value to less than $1,000, we may treat the withdrawal request as a request to surrender the Contract.

The amount you receive may be reduced by a withdrawal charge, income tax withholding and any premium taxes. The amount you receive may be also increased or reduced by a Market Value Adjustment. If you request a total withdrawal, we may require that you return your Contract to us.

When you make a withdrawal, you must specify whether you choose to make a Gross Withdrawal or a Net Withdrawal.

Under a Gross Withdrawal, applicable Market Value Adjustments and deductions are calculated based upon the amount of your withdrawal request ("WITHDRAWAL REQUEST AMOUNT"). The withdrawal payment that you receive from us will reflect these adjustments. Withdrawal Charges, taxes, and negative Market Value Adjustments are deducted from your Contract Value and will decrease the amount you receive. Positive Market Value Adjustments will not be added to your Contract Value, but rather will be included in the withdrawal payment you receive.

Under a Net Withdrawal, Market Value Adjustments and deductions are made to your Contract Value and are calculated such that you receive a withdrawal payment equal to your full Withdrawal Request Amount. In making these calculations, we determine an adjusted Withdrawal Request Amount ("Adjusted Withdrawal Request Amount"), which is the amount that after applicable Market Value Adjustments and deductions, results in your full Withdrawal Request Amount.

If you do not specify whether your withdrawal is a Gross Withdrawal or a Net Withdrawal, it will be deemed to be a Gross Withdrawal. A withdrawal of the entire Contract Value will always be a Gross Withdrawal.

For a Gross Withdrawal, the Free Withdrawal Amount in a Contract Year is reduced by the Withdrawal Request Amount, and for a Net Withdrawal, the Free Withdrawal Amount in a Contract Year is reduced by the Adjusted Withdrawal Request Amount.

If the Free Withdrawal Amount for a Contract Year falls to less than zero, the deficit is not carried forward to future Contract Years.

For Contracts issued in certain states if you withdraw the entire Contract Value, the amount that we will pay you will never be less than 90% of the purchase payment, less any prior withdrawals, accumulated at the minimum interest rate required to be credited under the relevant nonforfeiture law of such respective states. For additional information concerning these states, please contact your financial representative or Allstate Life at 1-800-203-0068.

For federal income tax purposes, distributions taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first.
 If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.


SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. We will deposit systematic withdrawal payments into a designated account. Please consult with your financial representative for details.

Distributions taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If you have a TAX QUALIFIED CONTRACT, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

We may modify or suspend the SYSTEMATIC WITHDRAWAL PROGRAM and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


POSTPONEMENT OF PAYMENTS
We may defer payment of withdrawals for up to 6 months from the date we receive your withdrawal request. If we delay payment for 30 days or more, we will pay interest as required by law.


MINIMUM CONTRACT VALUE
If the amount you withdraw reduces your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we will inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to modify your withdrawal request to maintain your Contract's value to the contractual minimum of $1,000. If we terminate your


                                 13  PROSPECTUS

Contract, we will distribute to you its Contract Value, adjusted by any Market Value Adjustments, withdrawal charges and applicable taxes.


INCOME PAYMENTS
--------------------------------------------------------------------------------


PAYOUT START DATE
The Payout Start Date is the day that we apply your Contract Value, less any applicable taxes, to an Income Plan. The Payout Start Date must be:

.. at least 30 days after the Issue Date; and

.. no later than the Annuitant's 90th birthday, or

.. the 10th Contract anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.


INCOME PLANS
An Income Plan is a series of scheduled payments to you or someone you designate. You may choose only one Income Plan. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals or change your choice of Income Plan.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the investment in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The three Income Plans available under the Contract are:

INCOME PLAN 1 - LIFE INCOME WITH AND WITHOUT GUARANTEED NUMBER OF PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments has been paid. The number of months guaranteed ("Guaranteed Payment Period") may range from 0 to 360 months. If you choose 0 months, payments will continue only as long as the Annuitant lives. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH AND WITHOUT GUARANTEED NUMBER OF PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant, named at the time the Income Plan was selected, lives. If both the Annuitant and joint Annuitant die in the Payout Phase, we will continue to pay the income payments until the guaranteed number of payments has been paid. The Guaranteed Payment Period may range from 0 to 360 months. If you choose 0 months, payments will continue only as long as the Annuitant or joint Annuitant lives. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

INCOME PLAN 3 - GUARANTEED NUMBER OF PAYMENTS. Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. The shortest number of months guaranteed is 60 (120 if the Payout Start Date occurs before the third Contract anniversary). The longest number of months guaranteed is 360 or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the number of months guaranteed exceed 600.

The length of any Guaranteed Payment Period under your selected Income Plan generally will affect the dollar amount of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments. As a general rule, plans with a joint Annuitant also will result in lower income payments. Income plans may vary from state to state.

We may make other Income Plans available, including ones that you and we agree upon. You may obtain information about them by writing or calling us.

If the Contract Owner dies after the Payout Start Date, the new Contract Owner will be the surviving Contract Owner. If there is no surviving Contract Owner, the new Contract Owner will be the Beneficiary(ies). Any remaining income payments will be paid to the new Contract Owner as scheduled.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we will require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and may require proof that the Annuitant or joint Annuitant are alive before we make each payment. Please note that under such Income Plans, if you elect to take no guaranteed payments, it is possible


                                 14  PROSPECTUS
that the payee could receive no income payments if the Annuitant and any joint Annuitant both die before the first income payment, or only one income payment if they die before the second income payment, and so on.

We will apply your Contract Value less any applicable premium tax, to your Income Plan on the Payout Start Date. For Contracts issued in certain states the amount that we will apply to an Income Plan will never be less than 90% of the purchase payment, less any prior withdrawals, accumulated at the minimum interest rate required to be credited under the relevant nonforfeiture law of such respective states. For additional information concerning these states, please contact your financial representative or Allstate Life at 1-800-203-0068.

If the amount available to apply under an Income Plan is less than $3,000, or if your initial monthly payment would be less than $20, and state law permits, we reserve the right to:

.. reduce the frequency of your payments so that each payment will be at least
  $20; or

.. terminate the Contract and pay you the Contract Value less any applicable taxes, in a lump sum instead of the periodic payments you have chosen.


INCOME PAYMENTS
Subject to your Income Plan selection, we may guarantee income payment amounts for the duration of the Income Plan. We calculate income payments by:

1. determining your Contract Value as of the Payout Start Date;

2. deducting any applicable premium tax; and

3. applying the resulting amount to the greater of:

  (a) the appropriate value from the income payment table in your Contract; or

  (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to six months or such shorter time state law may require. If we defer such payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.


CERTAIN EMPLOYEE BENEFIT PLANS
The Contract offered by this prospectus contains income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex, to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the Contract is appropriate.


DEATH PROCEEDS
--------------------------------------------------------------------------------

Under certain conditions, described below, we will pay a death settlement ("DEATH PROCEEDS") for your Contract on the death of the Contract Owner or the death of the Annuitant (if the Contract Owner is a non-living person) if the death occurs prior to the Payout Start Date. If the Contract Owner or Annuitant (if the Contract Owner is a non-living person) dies after the Payout Start Date, we will pay remaining income payments as described in the "Payout Phase" section of your Contract. See "Income Payments" above, for more details.

The Contract offers Death Proceeds prior to the Payout Start Date on the earlier of:

1. the death of any Contract Owner; or

2. the death of the Annuitant, if the Contract Owner is a non-living person.

We will pay the Death Proceeds to the new Contract Owner as determined immediately after the death. The new Contract Owner will be the surviving Contract Owner(s) or, if there are none, the Beneficiary(ies).

A claim for settlement of the Death Proceeds must include Due Proof of Death. We will accept the following documentation as "DUE PROOF OF DEATH":

.. a certified copy of a death certificate;

.. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

.. any other proof acceptable to us.

Prior to the Payout Start Date, the Death Proceeds are equal to the Contract Value.

We will calculate the value of the Death Proceeds as of the date we receive the first complete request for settlement of the Death Proceeds from any Owner.

For Contracts issued in certain states the amount of the Death Proceeds that we will pay you will never be less than 90% of the purchase payment, less any prior withdrawals, accumulated at the minimum interest rate required to be credited under the relevant nonforfeiture law of such respective states. For additional information concerning these states, please contact your financial representative or Allstate Life at 1-800-203-0068.


DEATH PROCEEDS PAYMENTS

DEATH OF CONTRACT OWNER. If any Contract Owner dies before the Payout Start Date, the new Contract Owner will be the surviving Contract Owner. If there is no surviving Contract Owner, the new Contract Owner will be the Beneficiary(ies) as described in the Beneficiary provision.


                                 15  PROSPECTUS

If there is more than one new Contract Owner taking a share of the Death Proceeds each new Contract Owner will be treated as a separate and independent Contract Owner of his or her respective share of the Death Proceeds. Each new Contract Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below for his or her respective share. Each new Contract Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original new Contract Owner.

The Options available to the new Contract Owner will be determined by the applicable Category described below in which the new Contract Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.


CATEGORY 1. If your spouse is the sole new Contract Owner of the entire Contract, the Contract will continue in the Accumulation Phase, unless your spouse chooses from Options A, B, or C, described below.

If you also were the Annuitant, then your spouse will be the new Annuitant unless he or she names a new Annuitant, as described in the Annuitant provision, above. Your spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a withdrawal charge; however the amount withdrawn may be subject to a Market Value Adjustment.


CATEGORY 2. If the new Contract Owner is a living person who is not your spouse, or if there are multiple living new Contract Owners, the new Contract Owner(s) must (each) choose from Options A, B or C, described below. If a new Contract Owner does not choose one of these Options, Option A will apply for such new Contract Owner.


CATEGORY 3. If the new Contract Owner is a corporation, trust or other non-living person, the new Contract Owner must choose between Options A or C, described below. If the new Contract Owner does not choose either of these Options, Option A will apply.

The following Death of Contract Owner Options are available, as applicable:


OPTION A. The new Contract Owner may elect to receive the Contract Value payable within 5 years of the date of your death. Withdrawal charges will be waived for any withdrawals made during this 5 year period; however the amounts withdrawn may be subject to Market Value Adjustments.

If the new Contract Owner dies prior to the end of the 5 year period and before the complete liquidation of the Contract Value, then the new Contract Owner's Beneficiary(ies) will receive the remaining Contract Value. This amount must be fully withdrawn within 5 years of the date of your death.


OPTION B. The new Contract Owner may elect, within 11 months of the date of your death, to receive the Death Proceeds paid out under one of the Income Plans described in the Income Payments section, subject to the following conditions:


Income payments must begin within one year of your date of death. Income payments must be payable:

   (i) Over the life of the new Contract Owner; or

   (ii) for a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Contract Owner; or

   (iii) over the life of the new Contract Owner with a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Contract Owner.


OPTION C. The new Contract Owner may elect to receive the Death Proceeds immediately in a lump sum but no later than five years from the date of death. Death Proceeds received under this Option in a lump sum are not subject to a Market Value Adjustment.

All ownership rights subject to the conditions described in this provision or any restrictions previously placed upon the Beneficiary, will be available to the new Contract Owner from the date of your death until the date on which the Death Proceeds are paid.

We reserve the right to offer additional Death of Contract Owner Options.

If the Contract Owner dies after the Payout Start Date, refer to the Income Payments section.


DEATH OF ANNUITANT. If the Annuitant who is also the Contract Owner dies before the Payout Start Date, the Death of Contract Owner provision, described above will apply. If the Annuitant who is not also the Contract Owner dies before the Payout Start Date, the Options available to the Contract Owner will be determined by the applicable Category described below in which the Contract Owner is defined.


CATEGORY 1. If the Contract Owner is a living person, the Contract will continue in the Accumulation Phase with a new Annuitant. The new Annuitant will be:

  . A person you name by written request subject to the conditions described in the Annuitant provision on page 6; otherwise,

  .  The youngest Contract Owner; otherwise,

  .  The youngest Beneficiary.


CATEGORY 2. If the Contract Owner is a corporation, trust or other non-living person, the Contract Owner must receive the Contract Value payable within 5 years of the Annuitant's date of death. Withdrawal charges will be waived for any withdrawals made during this 5 year period; however the amounts withdrawn may be subject to Market Value Adjustments.


                                 16  PROSPECTUS

All ownership rights provided by the Contract will be available to the Contract Owner from the date of the Annuitant's death until the date on which the Death Proceeds are paid.

We reserve the right to offer additional Death of Annuitant Options.


MORE INFORMATION
--------------------------------------------------------------------------------


ALLSTATE LIFE
Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the State of Illinois.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the State of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the State of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062.


THE CONTRACT
DISTRIBUTION. Allstate Distributors, L.L.C. ("Allstate Distributors"), located at 3100 Sanders Road, Northbrook, IL 60062, is the principal underwriter and distributor of the Contract. Allstate Distributors is a wholly owned subsidiary of Allstate Life. Allstate Distributors is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

Allstate Distributors does not sell Contracts directly to purchasers. Allstate Distributors enters into selling agreements with affiliated and unaffiliated broker-dealers and banks to sell the Contracts through their registered
representatives.   The broker-dealers are registered with the SEC and are NASD member firms. Their registered representatives are also licensed as insurance agents by applicable state insurance authorities and appointed as agents of Allstate Life in order to sell the Contracts. Contracts also may be sold by representatives or employees of banks that may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

We will pay commissions to broker-dealers and banks which sell the Contracts. Commissions paid vary, but we may pay up to a maximum sales commission of 7.25% of total purchase payments. In addition, we may pay ongoing annual compensation of up to 1.25% of Contract Value. Individual representatives receive a portion of compensation paid to the broker-dealer or bank with which they are associated in accordance with the broker-dealer's or bank's practices. We estimate that commissions and annual compensation, when combined, will not exceed 8.5% of total purchase payments. However, commissions and annual compensation could exceed that amount because ongoing annual compensation is related to Contract Value and the number of years the Contract is held.

From time to time, we pay asset-based compensation and/or marketing allowances to banks and broker-dealers. These payments vary among individual banks and broker dealers, and the asset-based payments may be up to 0.25% of Contract Value annually. These payments are intended to contribute to the promotion and marketing of the Contracts, and they vary among banks and broker-dealers. The marketing and distribution support services include but are not limited to: (1) placement of the Contracts on a list of preferred or recommended products in the bank's or broker-dealer's distribution system; (2) sales promotions with regard to the Contracts; (3) participation in sales conferences; and (4) helping to defray the costs of sales conferences and educational seminars for the bank or broker-dealer's registered representatives. For more information on the compensation associated with this Contract that your registered representative or his or her bank or brokerage firm may receive, please consult your registered representative.

Allstate Life does not pay Allstate Distributors a commission for distribution of the Contracts. Allstate Distributors compensates its representatives who act as wholesalers, and their sales management personnel, for Contract sales. This compensation is based on a percentage of premium payments and/or a percentage of Contract Values. The underwriting agreement with Allstate Distributors provides that we will reimburse Allstate Distributors for expenses incurred in distributing the Contracts, including any liability to Contract Owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts. We provide the following administrative services, among others:

.. issuance of the Contracts;

.. maintenance of Contract Owner records;

.. Contract Owner services; and

.. preparation of Contract Owner reports.

You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and


                                 17  PROSPECTUS
make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we reserve the right to make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


ANNUITIES HELD WITHIN A QUALIFIED PLAN
If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.


LEGAL MATTERS
Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under applicable state insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate Life.


                                 18  PROSPECTUS

TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE LIFE MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF ALLSTATE LIFE INSURANCE COMPANY
Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code.


TAXATION OF FIXED ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where the Contract Owner is a natural person.


NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.


EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.


GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section.
 In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment; or 2) payment deferred up to five years from date of death.


TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a total withdrawal under a non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

You should contact a competent tax advisor about the potential tax consequences of a Market Value Adjustment, as no definitive guidance exists on the proper tax treatment of Market Value Adjustments.


TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.


WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.


                                 19  PROSPECTUS

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

.. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

.. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

.. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.


TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

.. if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

.. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.


PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or becoming totally disabled,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

.. made under an immediate annuity, or

.. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.


PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.


TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.


AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated


                                 20  PROSPECTUS
and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


INCOME TAX WITHHOLDING
Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien.
 Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

.. Individual Retirement Annuities (IRAs) under Code Section 408(b);

.. Roth IRAs under Code Section 408A;

.. Simplified Employee Pension (SEP IRA) under Code Section 408(k);

.. Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section
  408(p);

.. Tax Sheltered Annuities under Code Section 403(b);

.. Corporate and Self Employed Pension and Profit Sharing Plans under Code
  Section 401; and

.. State and Local Government and Tax-Exempt Organization Deferred Compensation
  Plans under Code Section 457.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.


TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are


                                 21  PROSPECTUS
any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.


REQUIRED MINIMUM DISTRIBUTIONS. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.


THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.


PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or total disability,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

.. made after separation from service after age 55 (does not apply to IRAs),

.. made pursuant to an IRS levy,

.. made for certain medical expenses,

.. made to pay for health insurance premiums while unemployed (applies only for IRAs),

.. made for qualified higher education expenses (applies only for IRAs), and

.. made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the

                                 22  PROSPECTUS
taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

.. required minimum distributions, or,

.. a series of substantially equal periodic payments made over a period of at least 10 years, or,

.. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

.. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien or to certain other 'foreign persons'. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN").
 ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.


ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL

IRAS). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the Death Proceeds otherwise payable under the Contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

  (a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

  (b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

  (c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

                                  23 PROSPECTUS

SIMPLIFIED EMPLOYEE PENSION IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.



SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.


TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 59 1/2,

.. severs employment,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Allstate Life no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under Section 401(a): a qualified plan fiduciary or an annuitant owner.

.. A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

.. An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT  ORGANIZATION  DEFERRED  COMPENSATION
PLANS

Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Allstate Life no longer issues annuity contracts to employer sponsored qualified retirement plans.



                                 24  PROSPECTUS

ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

Allstate Life's Annual Report on Form 10-K for the year ended December 31, 2005, is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000352736. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 100 F Street NE, Room 1580, Washington, DC 20549-2001. For more information on the operations of the SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at P.O. Box 80469, Lincoln, NE 68501-0469 (telephone:
1-800-203-0068).


ANNUAL STATEMENTS
--------------------------------------------------------------------------------

At least once a year prior to the Payout Start Date, we will send you a statement containing information about your Contract Value. For more information, please contact your financial representative or call our customer support unit at 1-800-203-0068.


                                 25  PROSPECTUS

APPENDIX A- MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

 I           = the Treasury Rate for the week preceding the establishment of the
               Guarantee Period Account;
 J           = the Treasury Rate for the week preceding our receipt of your withdrawal request.
 N           = the number of whole and partial years from the date we receive your request until the end of the relevant Guarantee Period.


Treasury Rate means the U.S. Treasury Note Constant Maturity 5 Year yield as reported in Federal Reserve Board Statistical Release H.15. If such yield ceases to be available in Federal Reserve Bulletin Release H.15, then we will use an alternate source for such information in our discretion.

The Market Value Adjustment factor is determined from the following formula:

                            .9 X [I-(J + .0025)] X N

The Market Value Adjustment equals the adjustment factor multiplied by the amount withdrawn from the Contract that exceeds the Free Withdrawal Amount for that account.

                     EXAMPLES OF MARKET VALUE ADJUSTMENT
Purchase Payment:             $10,000 allocated to the Guarantee Period Account
Guarantee Period:             5 years
Annualized Effective
Interest Rate:                4.50%
Full Withdrawal:              Beginning of Contract Year 5
Contract Value at time of
full surrender                $11,925.19
     NOTE: These examples assume that premium taxes are not applicable.


                EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)

Step 1: Calculate Contract           = $11,925.19
 Value at Beginning of
 Contract Year 5:
Step 2: Calculate the Amount         FREE WITHDRAWAL AMOUNT (.10 X $11,925.19)
 in excess of the Free               = $1,192.52
 Withdrawal Amount:                  AMOUNT IN EXCESS: $11,925.19 - $1,192.52 =
                                     $10,732.67
Step 3: Calculate the                .= 06 X $10,732.67 = $643.96
 Withdrawal Charge:
Step 4: Calculate the Market         I =   4.50%
 Value Adjustment:                   J = 4.20%
                                     N = 1 year

                                     Market Value Adjustment Factor: .9 X [I -
                                     (J + .0025)] X N
                                     = .9 X [.045 - (.042 + .0025)] X 1= .00045
                                     Market Value Adjustment = Market Value
                                     Adjustment Factor X Amount Subject To
                                     Market Value Adjustment:
                                     = .00045 X $10,732.67 = $4.83
Step 5: Calculate the amount         = $11,925.19 - $643.96 + $4.83 =
 received by Contract Owner as       $11,286.06
 a result of full withdrawal
 at the beginning of Contract
 Year 5:


                                           EXAMPLE 2: (ASSUMES RISING INTEREST RATES)
Step 1: Calculate Contract Value at Beginning of               = $11,925.19
 Contract Year 5:
Step 2: Calculate The Amount in excess of Free                 FREE WITHDRAWAL AMOUNT (.10 X $11,925.19) = $1,192.52
 Withdrawal Amount:                                            AMOUNT IN EXCESS: $11,925.19 - $1,192.52 = $10,732.67
Step 3: Calculate the Withdrawal Charge:                       = .06 X $10,732.67 = $643.96
Step 4: Calculate the Market Value Adjustment:                 I =   4.50%
                                                               J =   4.80%
                                                               N = 1 year

                                                               Market Value Adjustment Factor: .9 X [I - (J + .0025)] X N
                                                               = .9 X [(.045 - (.048 + .0025)] X 1= -0.00495
                                                               Market Value Adjustment = Market Value Adjustment Factor X Amount
                                                               Subject To Market Value Adjustment:
                                                               = -.00495 X $10,732.67 = -($53.13)
Step 5: Calculate the amount received by Contract Owner        = $11,925.19 - $643.96 -  $53.13 = $11,228.10
 as a result of full withdrawal at the beginning of
 Contract Year 5:




                                 26  PROSPECTUS

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Allstate Life Insurance Company ("Registrant") provide that Registrant will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of Registrant, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity; provided that payment of such claims had not been agreed to or denied by Registrant before such date.

The directors and officers of Registrant have been provided liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Registrant.



ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.        Description

(1) Underwriting Agreement between Allstate Life Insurance Company and Allstate Distributors, L.L.C. (Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-31288) dated April 27, 2000).

(2) None

(4) Form of Single Premium Deferred Annuity Certificate and Application (Previously filed in Registrant's initial Form S-3 Registration Statement (File No. 333-104789) dated April 28, 2003).

(5)(a) Opinion and Consent of General Counsel re: Legality (Previously filed in Pre-Effective Amendment No. 1 to this Registration Statement (File No. 333-104789) dated July 9, 2003).

  (b) Opinion and Consent of General Counsel re: Legality (Previously filed in Registrant's Form S-3 Registration Statement (File No. 333-119706) dated October 12, 2004).

 (c) Opinion and Consent of General Counsel re: Legality filed herewith.


(8) None

(11) None

(12) None

(15) None

(23) Consent of Independent Registered Public Accounting Firm filed herewith

(24) (a) Powers of Attorney for Michael J. Velotta, David A. Bird, Edward M. Liddy, John C. Lounds, Samuel H. Pilch, Eric A. Simonson, Kevin R. Slawin and Thomas J. Wilson, II. (Incorporated herein by reference to Allstate Life Insurance Company's initial Form S-3 Registration Statement (File No. 333-100068) filed September 25, 2002).

(24)(b) Powers of Attorney for Casey J. Sylla and Danny L. Hale (Previously filed in Registrant's initial Form S-3 Registration Statement (File No. 333-104789) dated April 28, 2003).

(24)(c) Powers of Attorney for John C. Pintozzi and Douglas B. Welch (Previously filed in Post-Effective Amendment No. 1 (File No. 333-119706) dated April 5, 2005).

(25) None

(26) None

(27) Not applicable

(99) Experts filed herewith


ITEM 17.     UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof ) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) (a) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3) (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing if the registrant's annual report pursuant to Section 13(a) of 15 (d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, Allstate Life Insurance Company, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 3rd day of April, 2006.

                         ALLSTATE LIFE INSURANCE COMPANY
                                  (REGISTRANT)


                            By: /s/MICHAEL J. VELOTTA
                     ---------------------------------------
                               Michael J. Velotta
                        Senior Vice President, Secretary
                               and General Counsel


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 3rd day of April, 2006.


*/DAVID A. BIRD                   Director and Senior Vice President
-----------------------
David A. Bird

*/DANNY L. HALE                   Director
----------------------
Danny L. Hale

*/EDWARD M. LIDDY                 Director
-----------------------
Edward M. Liddy

*/JOHN C. LOUNDS                  Director and Senior Vice President
-----------------------
John C. Lounds

*/SAMUEL H. PILCH                 Controller and Group Vice President
------------------------          (Principal Accounting Officer)
Samuel H. Pilch

*/JOHN C. PINTOZZI                Director, Senior Vice President and Chief
------------------------          Financial Officer
John C. Pintozzi                  (Principal Financial Officer)

*/ERIC A. SIMONSON                Director, Senior Vice President and Chief
-------------------------         Investment Officer
Eric A. Simonson

*KEVIN R. SLAWIN                  Director and Senior Vice President
-----------------------
Kevin R. Slawin

*/CASEY J. SYLLA                  Director, Chairman of the Board and
----------------------            President (Principal Executive Officer)
Casey J. Sylla

/s/MICHAEL J. VELOTTA             Director, Senior Vice President, General
----------------------            Counsel and Secretary
Michael J. Velotta

*DOUGLAS B. WELCH                 Director and Senior Vice President
-----------------------
Douglas B. Welch

*/THOMAS J. WILSON II             Director
-----------------------
Thomas J. Wilson II


*/ By Michael J. Velotta, pursuant to Power of Attorney, filed herewith or previously filed.



                                  EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No.                Description

5(c) Opinion and Consent of General Counsel re: Legality

(23) Consent of Independent Registered Public Accounting Firm

(99) Experts